Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
BURGER KING HOLDINGS, INC.
at
$24.00 NET PER SHARE
Pursuant to the Offer to Purchase dated September 16, 2010
by
BLUE ACQUISITION SUB, INC.,
a direct wholly-owned subsidiary of
BLUE ACQUISITION HOLDING CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 14, 2010, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, of Burger King Holdings, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach BNY Mellon Shareowner Services (which we refer to as the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Tender Offer is:

BNY MELLON SHAREOWNER SERVICES

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier:
(For Eligible Institutions Only)
BNY Mellon Shareowner Services		BNY Mellon Shareowner Services
Corporate Action Department	(201) 680-4626	Corporate Action Department
P.O. Box 3301		27th Floor
South Hackensack, NJ 07606	Confirm Facsimile by Telephone:	480 Washington Blvd.
	(201) 680-4860	Jersey City, NJ 07310
(For Confirmation Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Blue Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Blue Acquisition Holding Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated September 16, 2010 (as it may be amended or supplemented from time to time, what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, what we refer to as the “Letter of Transmittal” and, together with the Offer to Purchase, what we refer to as the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (which we refer to as “Shares”), of Burger King Holdings, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

☐	Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:  , 2010

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No
(Daytime telephone number)

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please type or print))

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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